EXHIBIT 99.1

PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc.  ·  3505 W. Sam Houston Parkway N., Suite 400  ·  Houston, TX 77043  · 281-618-0400  ·  fax: 281-618-0505

For Immediate Release			16-017

Date: October 19, 2016	Contact:	Erik Staffeldt
Vice President - Finance & Accounting

Helix Reports Third Quarter 2016 Results

HOUSTON, TX - Helix Energy Solutions Group, Inc. (NYSE: HLX) reported net income of $11.5 million, or $0.10 per diluted share, for the third quarter of 2016 compared to net income of $9.9 million, or $0.09 per diluted share, for the same period in 2015 and a net loss of $10.7 million, or $(0.10) per diluted share, for the second quarter of 2016. The net loss for the nine months ended September 30, 2016 was $27.0 million, or $(0.25) per diluted share, compared to net income of $26.9 million, or $0.25 per diluted share, for the nine months ended September 30, 2015.

Helix reported adjusted EBITDA1 of $46.7 million for the third quarter of 2016 compared to $51.5 million for the third quarter of 2015 and $14.9 million for the second quarter of 2016. Adjusted EBITDA for the nine months ended September 30, 2016 was $62.7 million compared to $138.6 million for the nine months ended September 30, 2015.

Owen Kratz, President and Chief Executive Officer of Helix, stated, “We realized a significant improvement in financial results across our business units primarily resulting from a combination of higher vessel utilization and seasonal factors. However, industry conditions remain challenging.”

1 Adjusted EBITDA is a non-GAAP measure. See reconciliation below.

Summary of Results

($ in thousands, except per share amounts, unaudited)

	Three Months Ended			Nine Months Ended
	9/30/2016	9/30/2015	6/30/2016	9/30/2016	9/30/2015

Revenues	$161,245	$182,462	$107,267	$359,551	$538,119

Gross Profit	$40,184	$31,969	$5,658	$28,912	$91,124
	25%	18%	5%	8%	17%

Net Income (Loss)	$11,462	$9,880	$(10,671)	$(27,032)	$26,887

Diluted Earnings (Loss) Per Share	$0.10	$0.09	$(0.10)	$(0.25)	$0.25

Adjusted EBITDA [1]	$46,701	$51,497	$14,932	$62,655	$138,550

1 Adjusted EBITDA is a non-GAAP measure. See reconciliation below.
Segment Information, Operational and Financial Highlights

($ in thousands, unaudited)

	Three Months Ended
	9/30/2016	9/30/2015	6/30/2016
Revenues:
Well Intervention	$108,287	$94,895	$59,919
Robotics	48,897	83,310	38,914
Production Facilities	17,128	19,133	18,957
Intercompany Eliminations	(13,067)	(14,876)	(10,523)
Total	$161,245	$182,462	$107,267

Income (Loss) from Operations:
Well Intervention	$24,413	$6,233	$(538)
Robotics	(94)	14,329	(8,823)
Production Facilities	8,312	6,938	9,730
Corporate / Other	(10,288)	(8,965)	(9,827)
Intercompany Eliminations	(873)	(163)	163
Total	$21,470	$18,372	$(9,295)

Business Segment Results

•
Well Intervention revenues increased 81% in the third quarter of 2016 from revenues in the second quarter of 2016. Overall Well Intervention vessel utilization in the third quarter of 2016 increased to 76% from 54% in the second quarter of 2016. The Q4000 utilization was 93% in the third quarter of 2016 compared to 99% in the second quarter of 2016. The Q5000 utilization was 84% in the third quarter of 2016 compared to 100% in the second quarter of 2016 after going on contracted rates mid-May. In addition, third quarter revenues included a payment received due to a work scope cancellation on a 42 day “take or pay” contract originally scheduled for the fourth quarter. In the North Sea, the Well Enhancer utilization was 91% in the third quarter of 2016 compared to 75% in the second quarter of 2016. The Seawell utilization increased to 98% in the third quarter of 2016 compared to 23% in the second quarter of 2016 after its reactivation in early June 2016. The Skandi Constructor utilization was 15% in the third quarter of 2016 compared to being idle the entire second quarter of 2016. The two rental intervention riser systems remained idle in the third quarter of 2016.

•
Robotics revenues increased 26% in the third quarter of 2016 compared to the second quarter of 2016. Chartered vessel utilization increased to 81% in the third quarter of 2016 from 61% in the second quarter of 2016, and ROV asset utilization increased to 57% in the third quarter of 2016 from 48% in the second quarter of 2016. The increase in revenue was primarily driven by increased seasonal activity in the North Sea.

Other Expenses

•
Selling, general and administrative expenses were $18.7 million, 11.6% of revenue, in the third quarter of 2016 compared to $15.0 million, 13.9% of revenue, in the second quarter of 2016. Our third quarter 2016 expenses includes a $2.7 million charge associated with the provision for the uncertain collection of a portion of an existing trade receivable. The remaining increase of $1.0 million is primarily driven by increased costs associated with our variable stock compensation plans and increased start-up costs associated with the Petrobras contract.

•
Net interest expense decreased slightly to $6.8 million in the third quarter of 2016 from $7.5 million in the second quarter of 2016. The decrease in net interest expense is primarily associated with higher capitalized interest on our capital projects.

•	We recorded a $0.2 million gain associated with the repurchase in July 2016 of $7.6 million in aggregate principal amount of our Convertible Senior Notes due 2032.

•
Other income decreased to $0.8 million in the third quarter of 2016 from $1.3 million in the second quarter of 2016. The decrease was primarily driven by foreign currency losses associated with our non-U.S. dollar functional currencies, offset in part by unrealized gains on our foreign currency derivative contracts that are not designated as hedges.

Financial Condition and Liquidity

•	In August 2016, we completed our first $50 million at-the-market (“ATM”) program with the sale of the remaining $9.5 million of common stock.

•
In August 2016, we launched a second ATM program for the sale of an additional $50 million of common stock. We completed this program on September 28, 2016 and sold a total of 6,709,377 shares of our common stock under this ATM program at an average of $7.45 per share. The proceeds from this ATM program totaled $48.8 million, net of transaction costs.

•
Our total liquidity at September 30, 2016 was approximately $499 million, consisting of $482 million in cash and cash equivalents and $17 million in available capacity under our revolver. Consolidated long-term debt decreased to $678 million in the third quarter of 2016 from $711 million in the second quarter of 2016. Consolidated net debt at September 30, 2016 was $196 million. Net debt to book capitalization at September 30, 2016 was 13%. (Net debt and net debt to book capitalization are non-GAAP measures. See reconciliation below.)

•
We incurred capital expenditures (including capitalized interest) totaling $99 million in the third quarter of 2016 compared to $32 million in the second quarter of 2016 and $55 million in the third quarter of 2015. In addition, we incurred $13 million in mobilization costs of the Siem Helix 1. Our third quarter capital expenditures include a shipyard invoice for the Q7000 of approximately $69 million that was paid in October 2016.

* * * * *

Conference Call Information

Further details are provided in the presentation for Helix’s quarterly conference call to review its third quarter 2016 results (see the “Investor Relations” page of Helix’s website, www.HelixESG.com). The call, scheduled for 9:00 a.m. Central Daylight Time Thursday, October 20, 2016, will be audio webcast live from the “Investor Relations” page of Helix’s website. Investors and other interested parties wishing to listen to the conference via telephone may join the call by dialing 800-618-4645 for persons in the United States and 1-303-223-4398 for international participants. The passcode is “Tripodo”. A replay of the conference call will be available under “Investor Relations” by selecting the “Audio Archives” link from the same page beginning approximately two hours after the completion of the conference call.

About Helix

Helix Energy Solutions Group, Inc., headquartered in Houston, Texas, is an international offshore energy services company that provides specialty services to the offshore energy industry, with a focus on well intervention and robotics operations. For more information about Helix, please visit our website at www.HelixESG.com.

Reconciliation of Non-GAAP Financial Measures

Management evaluates Company performance and financial condition using certain non-GAAP metrics, primarily EBITDA, Adjusted EBITDA, net debt and net debt to book capitalization. We define EBITDA as earnings before income taxes, net interest expense, gain on repurchase of long-term debt, net other income or expense, and depreciation and amortization expense. To arrive at our measure of Adjusted EBITDA, we include realized losses from the cash settlements of our ineffective foreign currency derivative contracts, which are excluded from EBITDA as a component of net other income or expense. Net debt is calculated as total long-term debt less cash and cash equivalents. Net debt to book capitalization is calculated by dividing net debt by the sum of net debt and shareholders’ equity. We use EBITDA to monitor and facilitate external comparison of our business results to those of others in our industry, to analyze and evaluate financial strategic planning decisions regarding future investments and acquisitions, to plan and evaluate operating budgets, and in certain cases, to report our results to the holders of our debt as required by our debt covenants. We believe that our measure of EBITDA provides useful information to the public regarding our ability to service debt and fund capital expenditures and may help our investors understand our operating performance and compare our results to other companies that have different financing, capital and tax structures. Other companies may calculate their measures of EBITDA and Adjusted EBITDA differently from the way we do, which may limit their usefulness as comparative measures. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for, but instead are supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions that are excluded from these measures.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy; any statements regarding visibility and future utilization; any projections of financial items; future operations expenditures; any statements regarding the plans, strategies and objectives of management for future operations; any statements concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s most recently filed Annual Report on Form 10-K and in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.

Social Media

From time to time we provide information about Helix on Twitter (@Helix_ESG) and LinkedIn (www.linkedin.com/company/helix-energy-solutions-group).

HELIX ENERGY SOLUTIONS GROUP, INC.

Comparative Condensed Consolidated Statements of Operations

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
(in thousands, except per share data)	2016	2015	2016	2015
	(unaudited)		(unaudited)
Net revenues	$161,245	$182,462	$359,551	$538,119
Cost of sales	121,061	150,493	330,639	446,995
Gross profit	40,184	31,969	28,912	91,124
Selling, general and administrative expenses	(18,714)	(13,597)	(47,493)	(42,750)
Income (loss) from operations	21,470	18,372	(18,581)	48,374
Equity in losses of investments	(122)	(251)	(366)	(553)
Net interest expense	(6,843)	(8,713)	(25,007)	(18,018)
Gain on repurchase of long-term debt	244	—	546	—
Other income (expense), net	830	(5)	4,018	(6,197)
Other income (expense) - oil and gas	(468)	571	2,500	4,396
Income (loss) before income taxes	15,111	9,974	(36,890)	28,002
Income tax provision (benefit)	3,649	94	(9,858)	1,115
Net income (loss)	$11,462	$9,880	$(27,032)	$26,887

Earnings (loss) per share of common stock:
Basic	$0.10	$0.09	$(0.25)	$0.25
Diluted	$0.10	$0.09	$(0.25)	$0.25

Weighted average common shares outstanding:
Basic	113,680	105,438	109,135	105,362
Diluted	113,680	105,438	109,135	105,362

Comparative Condensed Consolidated Balance Sheets

ASSETS			LIABILITIES & SHAREHOLDERS' EQUITY
(in thousands)	Sep. 30, 2016	Dec. 31, 2015	(in thousands)	Sep. 30, 2016	Dec. 31, 2015
	(unaudited)			(unaudited)
Current Assets:			Current Liabilities:
Cash and cash equivalents (1)	$482,106	$494,192	Accounts payable	$127,733	$65,370
Accounts receivable, net	117,565	96,752	Accrued liabilities	69,904	71,641
Current deferred tax assets	15,706	53,573	Income tax payable	—	2,261
Income tax receivable	9,569	—	Current maturities of long-term debt (1)	70,905	71,640
Other current assets	54,064	39,518	Total Current Liabilities	268,542	210,912
Total Current Assets	679,010	684,035

Property & equipment, net	1,649,484	1,603,009	Long-term debt (1)	607,502	677,695
Equity investments	—	26,200	Deferred tax liabilities	173,901	180,974
Goodwill	45,107	45,107	Other non-current liabilities	44,425	51,415
Other assets, net	57,945	41,608	Shareholders' equity (1)	1,337,176	1,278,963
Total Assets	$2,431,546	$2,399,959	Total Liabilities & Equity	$2,431,546	$2,399,959

(1)
Net debt to book capitalization - 13% at September 30, 2016. Calculated as net debt (total long-term debt less cash and cash equivalents - $196,301) divided by the sum of net debt and shareholders' equity ($1,533,477).

Helix Energy Solutions Group, Inc.
Reconciliation of Non-GAAP Measures

Earnings Release:

Reconciliation from Net Income (Loss) to Adjusted EBITDA:

	Three Months Ended			Nine Months Ended
	9/30/2016	9/30/2015	6/30/2016	9/30/2016	9/30/2015
	(in thousands)

Net income (loss)	$11,462	$9,880	$(10,671)	$(27,032)	$26,887
Adjustments:
Income tax provision (benefit)	3,649	94	(4,219)	(9,858)	1,115
Net interest expense	6,843	8,713	7,480	25,007	18,018
Gain on repurchase of long-term debt	(244)	—	(302)	(546)	—
Other (income) expense, net	(830)	5	(1,308)	(4,018)	6,197
Depreciation and amortization	27,607	32,805	25,674	84,846	86,333
EBITDA	48,487	51,497	16,654	68,399	138,550
Adjustments:
Realized losses from cash settlements of ineffective foreign currency derivative contracts	(1,786)	—	(1,722)	(5,744)	—
Adjusted EBITDA	$46,701	$51,497	$14,932	$62,655	$138,550

We define EBITDA as earnings before income taxes, net interest expense, gain on repurchase of long-term debt, net other income or expense, and depreciation and amortization expense. To arrive at our measure of Adjusted EBITDA, we include realized losses from the cash settlements of our ineffective foreign currency derivative contracts, which are excluded from EBITDA as a component of net other income or expense. We use EBITDA to monitor and facilitate external comparison of our business results to those of others in our industry, to analyze and evaluate financial strategic planning decisions regarding future investments and acquisitions, to plan and evaluate operating budgets, and in certain cases, to report our results to the holders of our debt as required by our debt covenants. We believe that our measure of EBITDA provides useful information to the public regarding our ability to service debt and fund capital expenditures and may help our investors understand our operating performance and compare our results to other companies that have different financing, capital and tax structures. Other companies may calculate their measures of EBITDA and Adjusted EBITDA differently from the way we do, which may limit their usefulness as comparative measures. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for, but instead are supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions that are excluded from these measures.